SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   Commission
                                                    File Number
     September 20, 1995                                 0-7674


                     FIRST FINANCIAL BANKSHARES, INC.
          (Exact Name of Registrant as Specified in its Charter)


        Texas                                    75-0944023
  (State of Incorporation)                    (I.R.S. Employer
                                              Identification No.)


                   400 Pine Street, Abilene, Texas 79601
                (Address of Executive Offices and Zip Code)

               Registrant's Telephone Number (915) 675-7155

ITEM 5.  Other Events.

     On September 20, 1995, First Financial Bankshares, Inc. (the"Company") executed a Letter of Intent with Weatherford National Bancshares, Inc. ("WNBI") to acquire all of the issued and outstanding shares of the common stock of WNBI. The Company, pursuant to a Prospectus and after filing a registration statement with the Securities and Exchange Commission, will offer to exchange 1.5 shares of its common stock for each outstanding share of WNBI. Acquisition of WNBI by the Company is subject to approval by the Federal Reserve Board and other federal and state regulatory authorities. The transaction is also subject to negotiation, preparation and approval of a definitive written Stock Exchange Agreement and Plan of Reorganization between the Company and WNBI, to which WNBI's subsidiaries, Parker Bancshares, Inc. ("Parker Bancshares") and Weatherford National Bank ("Weatherford National"), shall also be parties. If the transaction is approved by federal and state regulatory authorities, it is anticipated that the acquisition of WNBI and its subsidiaries by the Company will be closed during the first quarter of 1996. WNBI and Parker Bancshares will then be merged with and into First Financial Bankshares of Delaware, Inc. ("FFB Delaware"), the Company's wholly-owned Delaware bank holding company and Weatherford National will become a direct subsidiary of FFB Delaware.

     WNBI is a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended. WNBI owns 100% of the issued and outstanding capital stock of Parker Bancshares, which is a Delaware corporation and also a registered bank holding company. Parker Bancshares owns 100% of the issued and outstanding shares of Weatherford National, a national banking association. WNBI, Parker Bancshares and Weatherford National are all located in the City of Weatherford, Parker County, Texas, approximately 30 miles west of Fort Worth, Texas, on the western edge of the Fort Worth-Dallas metropolitan area. WNBI has approximately 150 shareholders. Weatherford National was chartered in 1984 and has assets totaling $62,000,000 and shareholders' equity of $5,100,000. Weatherford National has two full-service locations in Weatherford.

     The Company previously reported that it had entered into a Stock Purchase and Sale Agreement to acquire all of the common stock of Citizens Equity Corp. ("Citizens Equity"), which owns The Citizens National Bank of Weatherford ("Citizens National"), also located in the City of Weatherford, Parker County, Texas.
If that transaction is approved by regulatory authorities and consummated, Citizens Equity will also be merged with and into FFB Delaware and, ultimately, Weatherford National will be merged with Citizens National, with its principal banking facility to be in Weatherford, Texas, and branches located in both Weatherford and Aledo, Texas.

                                SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FIRST FINANCIAL BANKSHARES, INC.
                              (Registrant)

DATE:  October 2, 1995        By: _______________________________
                                   CURTIS R. HARVEY
                                   Executive Vice President and
                                   Chief Financial Officer